LIMAGRAIN INNOVATIONS SERVICE AGREEMENT

     THIS SERVICE AGREEMENT (the "Agreement") is made as of this 1st day of July, 1994, by and between LG SEEDS, INC., 4001 North War Memorial Drive, Peoria, IL 61614, a Delaware corporation (the "Company"), and SOCIETE CENTRALE DU GROUPE LIMAGRAIN (TO BE KNOWN AS LIMAGRAIN INNOVATIONS), BP1, 63720 Chappes, France, a company organized under the laws of France and registered in Riom, France under the Commercial Registration Number B394892996 ("Limagrain").

     WHEREAS, Limagrain has certain expertise in the fields of organization and control, finance and development, and human resources and communication (the "Services");

     WHEREAS, the provision of the Services by Limagrain to the Company would be of great value to the Company;

     NOW, THEREFORE, in consideration of the above and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. Provision of Services. Limagrain agrees to provide the following specific Services to the Company (collectively, the"Specific Services");

          (a) With respect to strategic planning and development, Limagrain shall assist the Company, as the Company may request from time to time, to do the following:

               (i) monitor the economic environment and the economic performance of the competition;

               (ii) analyze the economic performance of the Company in regard to the changing environment;

               (iii) provide the results of the monitoring and analysis performed pursuant to (i) and (ii) above to the Company and advise Company management in regard to business decisions; and

               (iv) assist in the annual development of the Company's "10-year Plan," which Plan is the basis for the long-term strategy of the Company.

          (b) With respect to human resources and benefits, Limagrain shall assist the Company, as the Company may request from time to time, to do the following:

               (i) provide services to (1) evaluate human resource needs, (2) help manage career evaluation for employees, and
          (3)  evaluate potential opportunities within Group Limagrain;

               (ii) provide support to design training programs for employees; and

               (iii) provide support for evaluation and administration of the benefit plans.

          (c) With respect to financing, Limagrain shall assist the Company, as the Company may request from time to time, to do the following:

               (i) provide support to analyze the Company's financial structure and to adapt the Company's financial structure as necessary;

               (ii) provide support for the Company's relationship with its bankers; and

               (iii) provide support to assist in the management of the Company's short-term cash requirements.

          (d) With respect to audit and financial control, Limagrain shall assist the Company, as the Company may request from time to time, to do the following:

               (i) provide support in the Company's negotiations with auditors; and

               (ii) conduct internal audits to evaluate the internal controls of the Company and to determine the accuracy of information and the adequacy of procedures.

          (e) With respect to communication, Limagrain shall provide support to assist the Company in its communications regarding the Company's affiliation with one of the largest seed companies in the world.

     2. Board of Directors. Limagrain shall pay the expenses of the Directors it nominates to serve as members of the Company's Board of Directors, and such Directors shall receive no remuneration from the Company whatsoever.

     3. Fees, Term and Termination. For the one-year period beginning on the date of this Agreement, the Company agrees to pay Limagrain for the Specific Services provided to the Company in an amount equal to the annual dollar amount set forth on Exhibit A attached hereto (the "Annual Fee"). Either party may terminate this Agreement at the end of such one-year period, and at the end of any subsequent one-year period, upon thirty (30) days advance written notice. If the Agreement is not so terminated, then the Agreement shall automatically renew for a one-year period. Upon such automatic renewal, the parties agree to negotiate in good faith the Annual Fee to be paid by the Company to Limagrain and to update Exhibit A accordingly. If the parties cannot mutually agree on such Annual Fee within thirty
         (30) days, then the Agreement shall be automatically renewed upon the same terms as the preceding year. The Company shall pay the Annual Fee to Limagrain in four (4) quarterly installments on the last business day of each fiscal quarter.

     4.  Entire Agreement.  This Agreement, together with Exhibit
         A (as it may be amended from time to time), which shall be incorporated herein by reference, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating thereto.

     5. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign any of its rights hereunder without the prior written consent of the other party hereto.

     6. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. Except as otherwise expressly provided herein, no provision hereof may be waived, amended or otherwise modified except by a written agreement signed by each party hereto. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LG SEEDS, INC.


By:  /s/ J.C. Gouache
     Name:     J.C. Gouache
     Title:  President & Chief Operating Officer


SOCIETE CENTRALE DU GROUPE LIMAGRAIN
(TO BE KNOWN AS LIMAGRAIN INNOVATIONS)


By:  /s/ D. Vial
     Name:  D. Vial
    Title:  Chief Executive Officer


EXHIBIT A

LIMAGRAIN INNOVATIONS SERVICE AGREEMENT



EXHIBIT A to LIMAGRAIN INNOVATIONS SERVICE AGREEMENT dated July
1, 1994, is executed this 1st day of July 1994, by and between SOCIETE CENTRALE DU GROUPE LIMAGRAIN (TO BE KNOWN AS LIMAGRAIN
INNOVATIONS) and LG SEEDS, INC.

For the one-year period beginning on July 1, 1994, LG Seeds, Inc.
agrees to pay a fee (the "Annual Fee") of $90,000.00 for services rendered under the Agreement.




                                        SOCIETE CENTRALE DU
                                        GROUPE LIMAGRAIN (TO BE
                                        KNOWN AS LIMAGRAIN
LG SEEDS, INC.                          INNOVATIONS)

J.C. GOUACHE                           BY:    D. Vial
President and Chief Operating Officer  Title: Chief Executive Officer